                                                                   Exhibit 10.12

                             EMPLOYMENT AGREEMENT
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     This AGREEMENT (the "Agreement") is made as of January 11, 1999, by and between Voyager Information Networks, Inc., a Michigan corporation (the "Employer"), and Osvaldo DeFaria (the "Executive").

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

     1.   Employment.  The Employer agrees to employ the Executive and the
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Executive agrees to be employed by the Employer on the terms and conditions set forth in this Agreement.

     2.   Capacity.   Executive shall serve the Employer as the Chief Operating
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Officer of the Employer and shall have primary day-to-day responsibility for the sales, marketing, and customer service aspects of the Employer's business, as well as such other responsibilities as may be specified from time to time by the Chief Executive Officer of the Company which are materially consistent with the Executive's position and general area of skills. The Executive shall also serve the Employer in such other or additional offices as the Executive may be requested to serve from time to time by the Chief Executive Officer of the Employer.

     3.   Term.  Subject to the provisions of Section 5, the term of employment
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pursuant to this Agreement (the "Term") shall be for three (3) years commencing January 11, 1999 (the "Effective Date") and shall be renewed automatically for periods of one (1) year commencing on the third anniversary of the Effective Date and on each subsequent anniversary thereafter, unless either the Executive or the Employer gives written notice to the other not less than ninety (90) days prior to the date of any such anniversary of such party's election not to extend the Term.

     4.   Compensation and Benefits.  The regular compensation and benefits
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payable to the Executive under this Agreement shall be as follows:

          (a) Salary.  For all services rendered by the Executive under this
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Agreement, the Employer shall pay the Executive a salary (the "Salary") at the annual rate of Two Hundred Thousand Dollars ($200,000), subject to increase from time to time in the discretion of the Employer. The Salary shall be payable in periodic installments in accordance with the Employer's usual practice for its senior Executives, but not less frequently than monthly.

          (b) Bonus.  The Executive shall be eligible for an annual bonus (the
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"Bonus") of up to forty percent (40%) of the Salary then in effect as determined by the Employer. The Bonus determination shall be based upon Employer's results of operations and the Executive's individual performance during the relevant period. The Executive shall not be eligible for other bonus payments under the Employer's bonus pool.

          (c) Restricted Stock.   At the Effective Date, the Employer shall
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offer for issuance to the Executive, and the Executive shall be eligible to purchase from the Employer, up to 300,000 shares of common stock, $.0001 par value per share ("Common Stock"), of Voyager Holdings, Inc., a Delaware corporation and the parent of the Employer ("Parent"), pursuant to a Stock Purchase and Stock Restriction Agreement in substantially the form attached hereto as Exhibit A.
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          (d) Relocation Expenses.   The Executive shall be entitled to
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reimbursement from the Employer for the following documented expenses which are incurred by the Executive during the first year of the Term hereof (provided,
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however, that the Executive remains in the employment of the Employer, and
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provided, further that the provisions of clauses (i) and (ii) below shall only
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apply to expenses that are incurred during the first six (6) months from the date hereof):

              (i) all reasonable travel expenses incurred by the Executive and his Family for travel between the Executive's temporary living quarters in Michigan and the Executive's current residence/primary home;

              (ii) the cost of all temporary living expenses, including without limitation, the rental of a furnished residence suitable for the Executive and the Executive's family in the East Lansing, Michigan area;

              (iii) all moving expenses and other expenses incurred in connection with the Executive's permanent move to the East Lansing, Michigan area;

              (iv) all closing costs (including, without limitation, mortgage points of up to $4,000) incurred by the Executive in connection with the purchase of a new home; and

              (v) up to $10,000 of closing costs and expenses incurred by the Executive in connection with the sale of the Executive's existing home in New Jersey.

          (e) Regular Benefits.  The Executive shall also be entitled to
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participate in any employee benefit plans, stock option plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, vacation plans, expense reimbursement plans and other benefit plans which the Employer may from time to time have in effect for all or most of its senior Executives. Such participation shall be subject to the terms of the applicable plan documents, generally applicable policies of the Employer, applicable law and the discretion of the Board of Directors of the Employer (the "Board of Directors") or any administrative or other committee provided for in or contemplated by any such plan. Nothing contained in this Agreement shall be construed to create any obligation on the part of the Employer to establish any such plan or to maintain the effectiveness of any such plan which may be in effect from time to time.

          (f) Taxation of Payments and Benefits.  The Employer shall undertake
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to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Employer to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

          (g) Exclusivity of Salary and Other Benefits.  The Executive shall not
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be entitled to any payments or benefits other than those provided under this Agreement.

     5.   Termination and Termination Benefits.  Notwithstanding the provisions
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of Section 3, the Executive's employment under this Agreement shall terminate under the following circumstances set forth in this Section 5.

          (a) Termination by the Employer for Cause.  The Executive's employment
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under this Agreement may be terminated for cause without further liability on the part of the Employer effective immediately upon written notice to the Executive by the Employer. Only the following shall constitute "cause" for such termination:

              (i) the conviction of the Executive for a felony or the conviction of the Executive for any misdemeanor involving moral turpitude, deceit, dishonesty or fraud which in the reasonable judgment of the Employer is likely to have a material adverse effect on the Employer;

              (ii) failure to perform (other than by reason of disability or illness) to the reasonable satisfaction of the Employer a substantial portion of the Executive's duties and responsibilities assigned or delegated under this Agreement, which failure continues, in the reasonable judgment of the Employer, for thirty (30) days after receipt by the Executive of written notice from the Board of Directors stating such failure by the Executive;

              (iii) gross negligence, willful misconduct or insubordination (which insubordination continues for a period of thirty (30) days after the Executive is notified by the Company of such conduct) of the Executive with respect to the Employer or any affiliate of the Employer and the Executives duties with respect thereto; or

              (iv) material breach by the Executive of any of the Executive's obligations under this Agreement, which breach is not cured within thirty (30) days of receipt by the Executive of written notice of such breach from the Employer.

          (b) Termination by the Executive.  The Executive's employment under
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this Agreement may be terminated by the Executive by written notice to the Chief Executive Officer at least sixty (60) days prior to such termination.

          (c) Termination by the Employer Without Cause.  Subject to the payment
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of Termination Benefits pursuant to Section 5(d), the Executive's employment under this Agreement may be terminated by the Employer without cause upon written notice to the Executive from the Employer.

          (d) Certain Termination Benefits.  Unless otherwise specifically
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provided in this Agreement or otherwise required by law, all compensation and benefits payable to the Executive under this Agreement shall terminate on the date of termination of the Executive's employment under this Agreement. Notwithstanding the foregoing, in the event of termination of the Executive's employment with the Employer pursuant to Section 5(c) above, the Employer shall provide to the Executive the following termination benefits ("Termination Benefits"):

              (i) continuation of the Executive's Salary at the rate then in effect pursuant to Section 4(a); and

              (ii) continuation of group health plan benefits to the extent authorized by and consistent with 29 U.S.C. (S) 1161 et seq. (commonly known as
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"COBRA"), with the cost of the regular premium for such benefits shared in the same relative proportion by the Employer and the Executive as in effect on the date of termination.

The Termination Benefits set forth in (i) and (ii) above shall continue effective until the first anniversary of the date on which the Employer begins providing Termination Benefits to the Executive; provided, however, that in the
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event the Executive breaches the terms of the Employee Agreement regarding Inventions, Confidentiality and Non-competition between the Employee and the Employer (the "Non-competition Agreement"), then all of such Termination Benefits shall immediately cease. Notwithstanding the foregoing, nothing in this Section 5(d) shall be construed to affect the Employee's right to receive COBRA continuation entirely at the Employee's own cost to the extent that the Employee may continue to be entitled to COBRA continuation after the Employee's right to cost sharing under Section 5(d)(ii) ceases.

          (e) Death; Disability.  Upon the death of the Employee or the
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permanent disability (as defined below) of the Employee continuing for a period in excess of one hundred eighty (180) consecutive days, all obligations of the Employer under this Agreement shall immediately terminate other than any obligation of the Employer with respect to earned but unpaid Salary and benefits contemplated hereby to the extent accrued or vested through the date of termination. As used herein, the terms "permanent disability" or "permanently disabled" shall mean the inability of the Employee, by reason of injury, illness or other similar cause, to perform a major part of his duties and responsibilities in connection with the conduct of the business and affairs of the Employer, as determined reasonably and in good faith by the

Employer. The Employer shall use reasonable commercial efforts to obtain and maintain in effect disability insurance with respect to the Employee providing for disability payments equivalent to Salary payments that would have been made from termination due to disability through the date on which Salary obligations otherwise would have terminated provided such insurance is obtainable on commercially reasonable terms. Nothing in this Section 5(e) shall be construed to waive the Employee's rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. (S) 2601 et seq.
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and the Americans with Disabilities Act, 42 U.S.C. (S) 12101 et seq.
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     6.   Confidential Information and Cooperation.
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          (a) Confidential Information.  As used in this Agreement,
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"Confidential Information" means information belonging to the Employer which is of value to the Employer in the course of conducting its business and the disclosure of which could result in a competitive or other disadvantage to the Employer. Confidential Information includes, without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Employer. Confidential Information includes information developed by the Employee in the course of the Employee's employment by the Employer, as well as other information to which the Employee may have access in connection with the Employee's employment. Confidential Information also includes the confidential information of others with which the Employer has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information which (i) is or becomes generally available to the public other than as a result of disclosure by the Employee, or (ii) is acquired or developed by or on behalf of the Employee without the use, directly or indirectly, of any information that would otherwise constitute Confidential Information.

          (b) Confidentiality.  The Employee understands and agrees that the
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Employee's employment creates a relationship of confidence and trust between the Employee and the Employer with respect to all Confidential Information. At all times, both during the Employee's employment with the Employer and after his termination, the Employee will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Employer, except as may be necessary in the ordinary course of performing the Employee's duties to the Employer.

          (c) Documents, Records, etc.  All documents, records, data, apparatus,
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equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Employee by the Employer or are produced by the Employee in connection with the Employee's employment will be and remain the sole property of the Employer. The Employee will return to the Employer all such materials and property as and when requested by the Employer. In any event, the Employee will return all such materials and property immediately upon termination of the Employee's employment for any reason. The Employee will not retain with the Executive any such material or property or any copies thereof after such termination.

          (d) Third-Party Agreements and Rights.  The Executive hereby confirms
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that the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Executive's use or disclosure of information or the Executive's engagement in any business. The Executive represents to the Employer that the Executive's execution of this Agreement, the Executive's employment with the Employer and the performance of the Executive's proposed duties for the Employer will not violate any obligations the Executive may have to any such previous employer or other party. In the Executive's work for the Employer, the Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive will not bring to the premises of the Employer any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

          (e) Litigation and Regulatory Cooperation.  During and after the
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Executive's employment, the Executive shall cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer which relate to events or occurrences that transpired while the Executive was employed by the Employer. The Executive's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer at mutually convenient times. During and after the Executive's employment, the Executive also shall cooperate fully with the Employer in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Employer. The Employer shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive's performance of obligations pursuant to this Section 6(e).

          (f) Injunction.  The Executive agrees that it would be difficult to
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measure any damages caused to the Employer which might result from any breach by the Executive of the promises set forth in this Section 6, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, subject to Section 7 of this Agreement, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of this Agreement, the Employer shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Employer.

          (g) Non-competition Agreement.  The Executive acknowledges that the
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Non-competition Agreement is an integral part of his employment arrangements with the Employer.

     7.   Dispute Resolution.  Except as provided below, any dispute arising out
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of or relating to this Escrow Agreement or the breach, termination or validity hereof shall be finally settled by arbitration conducted expeditiously in accordance with the CPR Institute For Dispute Resolution Rules for Nonadministered Arbitration of Business Disputes (the "CPR Rules"). The CPR Institute For Dispute Resolution shall appoint a neutral advisor from its National CPR Panel. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S)1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Detroit, Michigan.

     Such proceedings shall be administered by the neutral advisor in accordance with the CPR Rules as he/she deems appropriate, however, such proceedings shall be guided by the following agreed upon procedures:

          (a) mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;

          (b)  no other discovery;

          (c) hearings before the neutral advisor which shall consist of a summary presentation by each side of not more than three (3) hours; such hearings to take place on one or two days at a maximum; and

          (d) decision to be rendered not more than ten (10) days following such hearings.

     Notwithstanding anything to the contrary contained herein, the provisions of this Section 7 shall not apply with regard to any equitable remedies to which any party may be entitled hereunder.

     Each of the parties hereto (a) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction in the State of Michigan for the purpose of enforcing the award or decision in any such proceeding, (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Employment Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that any party hereto may at its or
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his option bring suit, or institute other judicial proceedings, in any state or federal court of the United States or of any country or place where the other parties or their assets, may be found.

     8.   Integration.  This Agreement and, to the extent related hereto, the
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Executive's Non-competition Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter.

     9.   Assignment; Successors and Assigns, etc.  Neither the Employer nor the
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Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided that the Employer may assign its rights under this Agreement
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without the consent of the Executive (a) in the event that the Employer shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets or stock to any other corporation, partnership, organization or other entity or (b) in connection with the granting of a security interest in this Agreement to its senior lenders. This Agreement shall inure to the benefit of and be binding upon the Employer and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

     10.  Enforceability.  If any portion or provision of this Agreement
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(including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     11.  Waiver.  No waiver of any provision hereof shall be effective unless
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made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     12.  Notices.  Any notices, requests, demands and other communications
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provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Employer or, in the case of the Employer, at its main offices, attention of the Chief Executive Officer, and shall be effective on the date of delivery in person or by courier or three (3) days after the date mailed.

     13.  Amendment.  This Agreement may be amended or modified only by a
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written instrument signed by the Executive and by a duly authorized representative of the Employer.

     14.  Governing Law.  This is a Michigan contract and shall be construed
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under and be governed in all respects by the laws of the State of Michigan, without giving effect to the conflict of laws principles there.

     15.  Counterparts.  This Agreement may be executed in any number of
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counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

                                 [End of Text]

      IN WITNESS WHEREOF, this Employment Agreement has been executed by the Employer, by its duly authorized officer, and by the Executive, as of the Effective Date.


                         EMPLOYER:

                         VOYAGER INFORMATION NETWORKS, INC.



                         By: /s/ Christopher Torto
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                            Name:  Christopher Torto
                            Title: Chief Executive Officer


                         EXECUTIVE:


                          /s/ Osvaldo DeFaria
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                          Osvaldo DeFaria